EXHIBIT 10.2
RESTRICTED STOCK AWARD AGREEMENT
     This Award Agreement is made as of                                          between BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (the Company), and «Name», an employee of the Company or one or more of its Affiliates (“Employee”).
     WHEREAS, the Company has heretofore adopted the Bally Total Fitness Holding Corporation Employment Inducement Award Equity Incentive Plan, as amended (the “Plan”); and
     WHEREAS, the Company wishes to grant a Stock Award to the Employee, which shall be restricted as provided herein (the “Award”); and
     WHEREAS, in accordance with and subject to the terms and provisions of the Plan, this Award Agreement shall evidence the Award.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     1. Grant of Award. The Company hereby grants to the Employee a restricted Stock Award of an aggregate of «Shares» shares of the Common Stock, $0.01 par value, of the Company (the “Shares”) on the terms and conditions set forth herein and in the Plan.
     2. Issuance of Shares. As soon as reasonably practicable after the payment by the Employee of an amount equal to the aggregate par value of the Shares issuable under the Stock Award and the delivery by the Employee to the Company of an executed stock power signed by the Employee and suitable to the Board, the Shares shall be issued in the Employee’s name. Upon the issuance of the certificate or certificates for the Shares, the Employee shall be a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including, but not limited to, the right to vote the Shares and to receive dividends and other distributions paid with respect to the Shares. The certificate or certificates for the Shares, together with the executed stock power, shall be held by the Company in its control for the account of the Employee until the restrictions set forth in Section 3 of this Award Agreement lapse (at which time a certificate or certificates in respect of the appropriate number of Shares shall be delivered to the Employee) or, if earlier, until the Shares are forfeited to the Company and canceled as provided in Section 3 of this Award Agreement.
     3. Restrictions on Award. The Stock Award shall be subject to the following terms and conditions:
     (a) In the event the Employee sells, exchanges, transfers, pledges, hypothecates or otherwise disposes of (or purports or attempts to do any of the foregoing) any or all of the Shares then held by the Company pursuant to Section 2 of this Award Agreement (including any Shares issuable, but not yet issued) with respect to which the restrictions set forth in this Section 3 have not lapsed in accordance with subsection (c) below, then all of such disposed (or purportedly disposed) Shares shall be immediately forfeited to the Company without notice and without consideration.
     (b) If (i) the termination of the Employee’s employment with the Company and all Affiliates by the Company or any Affiliate for Cause (as defined below) occurs prior to [date 4 years after date of grant], or (ii) the termination of the Employee’s employment with the Company and all Affiliates by the Employee occurs prior to [date 4 years after date of grant], then all of the Shares then held by the Company pursuant to Section 2 of this Award Agreement with respect to which the restrictions set forth in this Section 3 have not lapsed in accordance with subsection (c) below will be immediately forfeited to the Company without notice and without consideration. For purposes of this Award Agreement, the term “Cause” (I) shall have the same meaning as the Employee’s employment agreement with the Company or a Affiliate assigns to such term; or (II) in the absence of such a written employment agreement, shall exclude the Employee’s death or the Employee having become “disabled” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and otherwise shall be determined by the Committee and shall include, but not be limited to:
          A. the Employee’s fraud or dishonesty;
          B. the willful and continued failure of the Employee to perform substantially the Employee’s duties with the Company or its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness);
          C. the willful engaging by the Employee in illegal conduct or gross misconduct that is injurious to the Company or its Affiliates; or
          D. the Employee’s conviction (including a plea of nolo contendere) of a felony or of a crime involving moral turpitude.
     (c) Subject to the restrictions set forth in subsection (b) above, all restrictions set forth in this Section 3 shall lapse on, and a certificate or certificates for those Shares that have not already been distributed to the Employee shall, subject to the provisions of Section 2 of this Award Agreement, be appropriately distributed to the Employee as soon as reasonably practicable after the earlier of:
          (i) four years from the date of issuance, which is [date];
          (ii) a Change in Control of the Company (as defined below);
          (iii) the Employee’s death; or
          (iv) the Employee having become “disabled” within the meaning of Section 22(e)(3) of the Code.
     (d) In the event the Employee’s employment with the Company and all Affiliates is terminated by the Company other than for Cause prior to the projected vesting date described in subsection (c) above, all restrictions shall be removed, and any certificate or certificates for Shares held by the Company in respect of the Employee pursuant to Section 2 of this Award Agreement shall be delivered to the Employee.
     (e) “Change in Control” shall mean the happening of any of the following events:
(i) An acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (an “Entity) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by, or under common control with, the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii).
(ii) A change in the composition of the Board such that the individuals who, as of December 2, 2005, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to December 2, 2005, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision), shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered as a member of the Incumbent Board;
(iii) The consummation of a merger, reorganization, consolidation, or sale or other disposition of all or substantially all of the assets of the Company other than a transaction which results in (A) all or substantially all of the stockholders of the Company who were beneficial owners of the Outstanding Common Stock or Outstanding Company Voting Securities immediately prior to such transaction beneficially owning immediately after the transaction more than 60% of the outstanding shares of common stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be); (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, the Corporation resulting from the transaction or, if reference was made to a Parent Company for purposes of determining whether (A) was satisfied in connection with the applicable transaction, such Parent Company) beneficially owning directly or indirectly 20% or more of the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the transaction and (C) individuals who were members of the Incumbent Board immediately after the consummation of the transaction constituting at least a majority of the members of the board of directors of the corporation resulting from such transaction.
(iv) A liquidation or dissolution of the Company.
     4. Taxes. The Company shall have the right to deduct, from any amounts payable at anytime to the Employee, the amount of any taxes that the Company or any Affiliate is or will be required by law to withhold, as and when required by law, with respect to the Shares received or to be received by the Employee pursuant to the Stock Award. The Company shall have the right to require a person entitled to receive Shares pursuant to this Award Agreement to pay the Company the amount of any taxes that the Company is or will be required to withhold with respect to such Shares before the certificate or certificates for such Shares are delivered pursuant to the Stock Award.
     5. Delivery of Shares upon Exercise. Delivery of certificates for Shares pursuant to the Stock Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a person entitled to receive Shares pursuant to this Award Agreement to furnish the Company with appropriate representations and a written investment letter prior to the delivery of any Shares pursuant to the Stock Award.
     6. Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which the Stock Award is granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

     7. Invalidity of Provisions. The invalidity or unenforceability of any provision of this Award Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body or any securities exchange, shall not affect the validity or enforceability of the remainder of this Award Agreement.
     8. Waiver and Modification. The provisions of this Award Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.
     9. Interpretation. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Award Agreement shall be binding and conclusive on the Company, the Employee and any other interested parties.
     10. Multiple Counterparts. This Award Agreement may be signed in multiple counterparts, all of which taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.
     11. Governing Law. This Award Agreement shall be governed by the laws of the State of Delaware.
     IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first written above.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Its: TITLE

EMPLOYEE

Social Security Number: